UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2012

SIMPLEPONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 Congress Park Drive, Suite 304, Delray Beach, FL 33445
(Address of principal executive offices)

(561) 330-3500
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

(1)

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On October 22, 2012 SimplePons, Inc. engaged Greentree Financial Group, Inc., a consulting firm, to provide certain services to including accounting services related to the preparation and filing of our quarterly and annual reports, EDGAR services, and the preparation of our corporate tax returns. Under the terms of this agreement, we agreed to pay the consultant $18,000, in cash or shares of our common stock, which was earned on the date of the agreement, together with certain additional fees and reimbursement for out-of-pocket expenses, including reasonable fees of its counsel. The term of this agreement ends on the date of submission of our quarterly report for the second quarter of 2013 and may be renewed upon mutual written agreement of the parties. Under the terms of the agreement we also agreed to indemnify Greentree Financial Group, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation of Certain Officers.

Martin Scott has resigned as SimplePons, Inc.’s Chief Financial Officer.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLEPONS, INC.

Date: November 13, 2012	By: /s/ Brian S. John
Brian S. John, Chief Executive Officer